UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    847-215-6502

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The description of the Credit Agreement (as hereinafter defined) set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2011, Coast Crane Company (“Coast”), Coast Crane Ltd. (“CCL”), a wholly owned subsidiary of Coast and CC Acquisition Holding Corp. (“Holdings”), a wholly-owned subsidiary of Essex and the direct parent of Coast, entered into the Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Coast, CCL, Holdings, General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Credit Agreement and for itself as a lender, PNC Bank National Association and Wells Fargo Bank, National Association, as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.  The purpose of the Credit Agreement is to allow Coast and CCL to more freely transport rental equipment assets between the United States and Canada in an effort to target markets with the greatest demand for the rental assets without having to recognize a reduction in collateral value under the Credit Agreement.  The following description describes the material terms of the Credit Agreement but does not purport to describe all of the terms thereof and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

The Credit Agreement provides for a revolving loan and letter of credit facility (the “Facility”), in the maximum aggregate principal amount of $75,000,000 with a $2,000,000 aggregate principal sublimit for letters of credit and a subfacility for revolving loans to CCL of up to $10,000,000.  Coast and CCL may borrow, repay and reborrow under the Facility.  Coast’s ability to borrow under the Facility is subject to, among other things, a borrowing base which is calculated as the sum of (a) 85% of eligible Coast accounts, (b) the lesser of 50% of eligible Coast inventory and $5 million, (c) the lesser of (i) 95% of the lesser of (x) the net orderly liquidation value and (y) the invoice cost, of eligible new Coast equipment and (ii) $15,000,000 and (d) 85% of the net orderly liquidation value of eligible other equipment, less reserves established by the lenders and the liquidity reserve.  CCL’s ability to borrow under the Facility is subject to among other things, a borrowing base which is calculated as the sum of (a) 85% of eligible CCL accounts, (b) the lesser of 50% of eligible CCL inventory and $750,000, (c) the lesser of (i) 95% of the lesser of (x) the net orderly liquidation value and (y) the invoice cost, of eligible new CCL equipment and (ii) $2,000,000 and (d) 85% of the net orderly liquidation value of eligible other CCL equipment, less reserves established by the lenders and the liquidity reserve.

Interest accrues on the outstanding revolving loans under the Facility at either a per annum rate equal to (a) LIBOR plus 3.75%, with a 1.50% LIBOR floor or (b) the Base Rate plus 2.75%, at Coast’s and CCL’s election.  Coast will be obligated to pay a letter of credit fee on the outstanding letter of credit accommodations based on a per annum rate of 3.75% per annum. Interest on the revolving loans and fees on the letter of credit accommodations will be payable monthly in arrears.  Coast will also be obligated to pay an unused line fee on the amount by which the maximum credit under the Facility exceeds the aggregate amount of revolving loans and letter of credit accommodations based on a per annum rate of 0.50%.

Proceeds of the first borrowing under the Credit Agreement were used to repay CCL’s existing credit facility, which was terminated in connection with the execution of the Credit Agreement.  Proceeds of subsequent borrowings under the loan agreement can be used for general corporate purposes, capital expenditures and working capital purposes of Coast and CCL.

The Facility will terminate, and all outstanding principal and accrued and outstanding interest and any other amount due under the Facility will be payable upon the earlier of (i) November 24, 2014 and (ii) the date the aggregate revolving loan commitment shall terminate in accordance with the Credit Agreement.

The Facility has several features similar to credit facilities of this nature, including but not limited to:

Covenants. The Facility requires that Coast and CCL meet certain financial tests, such as a fixed charge coverage ratio commencing with the fiscal quarter ending December 31, 2011 if a triggering event has occurred. A “triggering event” occurs at any time when Coast and the other Credit Parties fail to maintain a minimum availability under the Facility of $8,000,000 or more.

The Facility also contains customary covenants and restrictions binding Coast, CCL, Holdings and their subsidiaries, such as limitations on:

•	incurring new indebtedness or liens; provided that the Credit Parties may incur indebtedness consisting of capital lease obligations or purchase money indebtedness in excess of $15,000,000,

•	making acquisitions,

•
making investments and loans (other than intercompany loans among Coast and Holdings and intercompany loans between Coast and CCL, provided that amounts owing under such intercompany loans by Coast to CCL (other than trade payables) may not exceed $2,500,000 and trade payables owing by CCL to Coast may not exceed $5,000,000),

•
declaring and paying dividends and other distributions (except in limited circumstances, including to pay up to $500,000 of out-of-pocket expenses (other than overhead costs and expenses) incurred by Essex for the direct benefit of Holdings or Coast),

•	redeeming prepaying and repurchasing other indebtedness,

•	selling or otherwise disposing of assets,

•	entering into mergers or consolidations, and

•	entering into transactions with affiliates.

Guarantee. The indebtedness is guaranteed by Holdings.

Collateral. Coast, CCL and Holdings have provided a first priority lien on all of their respective assets (including a pledge of 100% of the stock of Coast and CCL) to secure their respective obligations under the loan agreement and the guaranty provided by Holdings.

Events of Default. The Facility specifies certain events of default, including without limitation:

•	failure to pay principal, interest or fees when due,

•	material inaccuracy of any representation or warranty,

•	material judgments,

•	insolvency and bankruptcy events,

•	material cross defaults with other material indebtedness and material contracts,

•	failure to maintain first priority perfected security interest,

•	invalidity or unenforceability any of the loan documents, including but not limited to, any subordination provision thereof;

•	change of control, and

•	the failure of Coast, CCL or Holdings to observe their covenants and obligations under the Credit Agreement and related loan documents.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement (the “Credit Agreement”), dated November 14, 2011, by and among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Credit Agreement and for itself as a lender, PNC Bank National Association and Wells Fargo Bank, National Association, as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: November 17, 2011	By:	/s/ Martin A. Kroll
Name: Martin A. Kroll
Title: Chief Financial Officer